Exhibit 10.2
RUSH ENTERPRISES, INC.
AMENDED AND RESTATED
2006 NON-EMPLOYEE DIRECTOR STOCK PLAN
(as amended May 18, 2010)
1. Purpose. This Rush Enterprises, Inc. Amended and Restated 2006 Non-Employee Director Stock Plan (the “Plan”) sponsored by Rush Enterprises, Inc., a Texas corporation (the “Company”), is adopted for the benefit of the directors of the Company who at the time of their service are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.
2. Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee of the Board which shall consist solely of two or more directors appointed by the Board who are not employees of the Company (the Board acting in such capacity or such committee being referred to as the “Committee”). For the purposes of the Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. Except as otherwise expressly provided for herein, all questions of interpretation and application of the Plan, or as to an option (“Option”) or stock award (“Stock Award”) granted hereunder (an “Option” and “Stock Award” sometimes hereinafter referred to as an “Award” or collectively as “Awards”), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Committee may not amend or replace outstanding Options in a transaction that constitutes a repricing without the approval of the shareholders of the Company. For these purposes, a cancellation, exchange or other modification to an outstanding Option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 12 will not be deemed a repricing.
3. Shares Available for Awards.
(a) Aggregate Number of Shares Available for Awards. The aggregate number of shares of the Company’s Class A Common Stock, $.01 par value (or such other par value as may be designated by act of the Company’s shareholders) (the “Common Stock”), with respect to which Options or Stock Awards may be granted under the Plan shall not exceed 500,000 shares (as adjusted pursuant to the 3-for-2 stock split effected by the Company on October 10, 2007); provided, that the class and aggregate number of shares which may be subject to such Options or Stock Awards granted hereunder shall be subject to adjustment in accordance with the provisions of Section 8 hereof. Such shares may be treasury shares or authorized but unissued shares.

(b) Expired, Terminated or Forfeited Shares. In the event that any outstanding Option or Stock Award for any reason shall expire, terminate, or be forfeited by reason of (i) the death of a Non-Employee Director, (ii) the fact that the Non-Employee Director ceases to be a director, (iii) the surrender of any such Award, or (iv) any other cause, the shares of Common Stock allocable to the unexercised or unvested portion of such Option or Stock Award may again be subject to an Award under the Plan.
4. Options.
(a) Grant of Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Options to a Non-Employee Director in such amounts as the Committee shall determine, in its sole and absolute discretion.
(b) Exercise Price of Options. The exercise price per share of Common Stock covered by an Option granted pursuant to the Plan shall be not less than 100% of the fair market value, as defined in paragraph (e) of this Section 4, of a share of Common Stock on the date such Option is granted.
(c) Duration of Options. Each Option granted under the Plan shall be exercisable for a term of ten years from the date of grant, subject to earlier termination as provided in paragraph (g) of this Section 4.
(d) Amount Exercisable. Each Option granted pursuant to the Plan shall be fully exercisable on the date of grant.
(e) Exercise of Options. Payment of the purchase price of the shares of Common Stock subject to an Option granted hereunder may be made (i) in cash or cash equivalents (including certified check or bank check payable to the order of the Company), (ii) by tendering previously acquired shares of Common Stock (either actually or by attestation, valued at their then “fair market value”), (iii) in shares of Common Stock withheld by the Company from the shares of Common Stock otherwise issuable to the optionee as a result of the exercise of the Option, or (iv) by any combination of any the foregoing. Subject to the terms and conditions of this Plan, an Option may be exercised by written notice to the Company at its principal office, attention of the Secretary. Such notice shall (i) state the election to exercise such Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares and (ii) be signed by the person or persons so exercising such Option and, in the event such Option is being exercised pursuant to paragraph (f) of this Section 4 by any person or persons other than the optionee, accompanied by appropriate proof of the right of such person or persons to exercise such Option. If payment of the purchase price of the shares is being paid in cash or by tendering previously acquired shares of Common Stock, such notice shall be accompanied by payment of the full purchase price of such shares. All cash and Common Stock payments shall, in either case, be delivered to the Company at its principal office, attention of the Secretary. All shares issued as provided herein will be fully paid and nonassessable.

For purposes of this paragraph (e), the “fair market value” of a share of Common Stock as of any particular date shall mean:
(i) if the respective shares of Common Stock are listed on any established stock exchange or a national market system, including without limitation, the NASDAQ ® Global Select Market, NASDAQ ® Global Market or NASDAQ ® Capital Market, the fair market value will be the closing sales price of such respective shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange or system with the greatest volume of trading in the respective Shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(ii) if the respective shares of Common Stock are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the fair market value of such respective shares will be the mean between the high bid and high asked prices for such shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii) in the absence of an established market for such respective shares of Common Stock of the type described in (i) and (ii), above, the fair market value thereof will be determined by the Committee in good faith.
(f) Transferability of Options. Options shall not be transferable by the optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by the optionee.
(g) Termination. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earliest of the following:
(i) On the last day of the thirty-day period commencing on the date on which the optionee ceases to be a member of the Board, for any reason other than the death or permanent disability of the optionee or his resignation after five years of service;
(ii) On the last day of the one-year period commencing on the date on which the optionee ceases to be a member of the Board because of permanent disability;
(iii) On the last day of the one-year period commencing on the date of the optionee’s death while serving as a member of the Board (during which period the executor or administrator of the optionee’s estate or the person or persons to whom the optionee’s Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of his death);

(iv) On the last day of the one-year period commencing on the date an optionee who has had at least five years of service on the Board resigns from the Board; and
(v) Ten years after the date of grant of such Option.
Unless otherwise specifically provided in an Award agreement, for purposes of this paragraph (g), “permanent disability” means permanent and total disability within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended.
(h) No Rights as Shareholder. No optionee shall have rights as a shareholder with respect to shares of Common Stock covered by an Option until shares are issued to the optionee upon the exercise of such Option; and, except as otherwise provided in Section 8 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such shares.
5. Stock Awards.
(a) Grant of a Stock Award. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant a Stock Award in the form of an outright grant of shares of Common Stock or in the form of restricted stock (“Restricted Stock Awards”) to a Non-Employee Director in such amounts as the Committee shall determine, in its sole and absolute discretion.
(b) Award Restrictions. The Committee may impose such terms, conditions, and/or restrictions as the Committee deems appropriate on any Restricted Stock Award. Such terms, conditions, and/or restrictions may include, but not be limited to, the requirement that a Non-Employee Director pay a purchase price for each share of Common Stock subject to the Award, restrictions on transferability, requirements regarding continued service as a member of the Board or other time-based restrictions, or the achievement of individual performance goals or attainment of pre-established performance targets. The period of vesting and the lapsing of any applicable forfeiture restrictions shall be established by the Committee at the time of grant.
(c) Transferability. Except as may otherwise be provided by the Committee or the terms of any Restricted Stock Award agreement, shares subject to a Restricted Stock Award shall generally not be transferable until all forfeiture restrictions applicable to such Restricted Stock Award have lapsed or, in the sole and absolute discretion of the Committee, cancelled. Once the forfeiture restrictions have lapsed or been cancelled, the shares of Common Stock that were subject to the Restricted Stock Award shall, subject to any restrictions under applicable securities laws, become freely transferable. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. The Company may retain the certificates, if any, representing the shares of Common Stock that are subject to a Restricted Stock Award in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.

(d) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions imposed under paragraph (b) of this Section 5, the Committee may, in its sole discretion, grant to the Non-Employee Director to whom such restricted shares have been awarded, all or any of the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.
6. Written Agreement. Each Option or Stock Award granted hereunder shall be, to the extent necessary, embodied in a written Award agreement, which shall be subject to the terms and conditions of this Plan, as applicable, and shall be signed by the Non-Employee Director and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an Award agreement shall contain the specific terms applicable to the Non-Employee Director’s Award and shall contain such other provisions as the Committee in its sole discretion shall deem advisable.
7. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option or Stock Award if the issuance of such shares shall constitute a violation by the Non-Employee Director or the Company of any provisions of any law or regulation of any governmental authority. Each Option and Stock Award granted under the Plan shall be subject to the requirement that, if at any time the Board or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option or Stock Award may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board. If required at any time by the Board or the Committee, an Option may not be exercised and any restrictions applicable to a Stock Award shall not lapse until the Non-Employee Director has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, or the lapsing of any restrictions applicable to a Stock Award, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Award will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Committee to the effect that such registration is not required. Any determination in this regard by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option or Stock Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by Rush Enterprises, Inc., a Texas corporation (the “Corporation”) of an opinion of counsel satisfactory, in form and substance, to the Corporation that registration is not required for such sale or transfer.
The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto, or pursuant to the terms of a Stock Award to comply with any law or regulation of any governmental authority.
8. Changes in the Company’s Capital Structure. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidation, liquidations, split-ups, split-offs, spin-offs, or other similar changes in capitalization, or any distribution to shareholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment (a) in the aggregate number and kind of shares authorized by the Plan and (b) in the number, kind and price, as applicable, of any outstanding Awards granted under the Plan (or, if deemed appropriate, the Committee may, where applicable, make provision for a payment of cash or property to the holder in cancellation of an outstanding Award with respect to which Common Stock has not been previously issued); provided, however, that no such adjustment shall increase the aggregate value of any outstanding Option or Stock Award.
In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.
9. Amendment or Termination of Plan. The Board may at any time and from time to time modify, revise or amend the Plan in such respects as the Board may deem advisable in order that Options or Stock Awards granted hereunder may conform to any changes in the law or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company, no such amendment shall make any change in the Plan for which shareholder approval is required in order to comply with any rules for listed companies promulgated by any national securities exchange on which the Common Stock is traded or any other applicable rule or law. All Options and Stock Awards granted under the Plan shall be subject to the terms and provisions of the Plan and, except as otherwise provided in the Plan, any amendment, modification or revision of the Plan shall be deemed to amend, modify or revise all Options and Stock Awards outstanding under the Plan at the time of the amendment, modification or revision. The Board may terminate the Plan at any time. The rights of any Non-Employee Director with respect to any Award granted under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan.

10. Indemnification of Committee. The Company shall indemnify each present and future member of the Committee against any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee. Each member of the Committee shall be entitled, without further act on his part, to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of incurring such expenses. Such indemnity, however, shall not include any expenses incurred by any such member of the Committee (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (ii) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel. No right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled to as a matter of law, contract, or otherwise. Nothing in this Section 10 shall be construed to limit or otherwise affect any right to indemnification, or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Articles of Incorporation of the Company or otherwise.
11. Effective Date of Plan. The Plan as amended and restated shall become effective upon its approval by the shareholders of the Company.